EXHIBIT 32.1
WRITTEN STATEMENT
PURSUANT TO
 18 U.S.C. SECTION 1350

In connection with Annual Report of Nemaura Medical, Inc. and its subsidiaries (the " Company ") on Form 10-K for the year ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Dewan F H Chowdhury, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)  The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and
(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 23, 2015	By:	/s/ Dewan F H Chowdhury
	Name:	Dewan F H Chowdhury
	Title:	Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)